EXHIBIT A

         Pursuant to Rule 13d-1(f)(1) of Regulation 13D of the Securities and Exchange Commission, the undersigned agree that the statement on Schedule 13D (including all amendments thereto) with respect to the Class A Common Stock of General Communication, Inc. to which this Agreement is attached as an Exhibit is filed on behalf of each of the undersigned.


                                                BancBoston Capital, Inc.


                                                By:   /s/William O. Charman
                                                      Name:  William O. Charman
                                                      Title:    Vice President


                                                BancBoston Investments, Inc.


                                                By:   /s/William O. Charman
                                                      Name:  William O. Charman
                                                      Title:    Vice President

Dated:  November 12, 1996




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